FOR IMMEDIATE RELEASE

THE CHILDREN’S PLACE RETAIL STORES, INC. REPORTS JANUARY SALES

Secaucus, New Jersey - February 8, 2007 - The Children’s Place Retail Stores, Inc. (Nasdaq: PLCE) today announced sales of $127.2 million for the five-week period ended February 3, 2007 versus sales of $87.0 million for the four-week period ended January 28, 2006. Consolidated comparable store sales for the four weeks ended February 3, 2007, increased 3% versus the corresponding four-week period last year. During January, the Company opened two Children’s Place stores and closed two. In addition, the Company closed six Disney Stores, similar to last year.

Total Sales (millions):

	January 2007 (5 weeks)	January 2006 (4 weeks)	% Increase	Fourth Quarter 2006 (14 weeks)	Fourth Quarter 2005 (13 weeks)	% Increase	Fiscal 2006 (53 weeks)	Fiscal 2005 (52 weeks)	% Increase
The Children’s Place brand	$ 86.3	$62.4	38%	$416.8	$355.1	17%	$1,405.5	$1,171.0	20%
Disney Store	$ 40.9	$24.6	66%	$228.2	$184.6	24%	$ 612.1	$ 497.7	23%
Total Company	$127.2	$87.0	46%	$645.0	$539.7	20%	$2,017.6	$1,668.7	21%

Comparable Store Sales Increase/(Decrease):

	January 2007 (4 weeks)	January 2006 (4 weeks)	Fourth Quarter 2006 (13 weeks)	Fourth Quarter 2005 (13 weeks)	Fiscal 2006 (52 weeks)	Fiscal 2005 (52 weeks)
The Children’s Place brand	(6)%	9%	3%	11%	10%	9%
Disney Store	27%	N/A	14%	N/A	14%	N/A
Total Company	3%	N/A	6%	N/A	11%	N/A

In conjunction with today’s January sales release, you are invited to listen to the Company’s pre-recorded monthly sales call, which will be available beginning at 7:30 a.m. Eastern Time today through Thursday, February 15, 2007. To access the call, please dial (402) 220-1182 or you may listen through the Investor Relations section of the Company’s website, www.childrensplace.com.

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PLCE: January 2007 Sales Release

The Children’s Place Retail Stores, Inc. is a leading specialty retailer of children’s merchandise. The Company designs, contracts to manufacture and sells high-quality, value-priced merchandise under the proprietary “The Children’s Place” and licensed “Disney Store” brand names. As of February 3, 2007, the Company owned and operated 866 The Children’s Place stores and 328 Disney Stores in North America and The Children’s Place online store at www.childrensplace.com.

This press release and above referenced call may contain certain forward-looking statements regarding future circumstances. These forward-looking statements are based upon the Company’s current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements including, in particular, the risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission, as well as the risks and uncertainties relating to the Company's stock option grants and procedures and the recently completed investigation by the special committee of the Company’s Board of Directors, the previously announced pending restatement of the Company’s historical financial statements, the delays in filing the Company’s periodic reports with the Securities and Exchange Commission, the outcome of the informal investigation of the Company being conducted by the Securities and Exchange Commission, potential other governmental proceedings, the shareholder litigation commenced against the Company and certain of its officers and directors, and the potential impact of each of these matters on the Company, as well as matters relating to the Company’s discussions with The Walt Disney Company. Actual results, events, and performance may differ. Readers or listeners (on the call) are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

CONTACT:	The Children’s Place Retail Stores, Inc. Heather Anthony, Senior Director, Investor Relations, (201) 558-2865 Susan LaBar, Manager, Investor Relations, (201) 453-6955

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